UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): April 14, 2000


                          Telecom Wireless Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Utah                       000-28507                  94-3172556
----------------------------  -----------------------       --------------------
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
  of Incorporation)                                          Identification No.)


                           5299 DTC Blvd., Suite 1120
                            Englewood, Colorado 80111
                    ----------------------------------------
                    (Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code:     (303) 416-4000


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     Effective June 15, 2000, Telecom Wireless Corporation, a Utah corporation ("Telecom"), pursuant to the Information Statement filed with the Securities and Exchange Commission on April 11, 2000, reincorporated in the state of Delaware. The reincorporation was effected by a merger of Telecom with and into Telecom Wireless Corporation, a Delaware corporation ("Telecom-Delaware") ("Merger-One"). Pursuant to Merger-One, (i) each outstanding share of common stock $.001 par value per share of Telecom was converted into one share of common stock $.001 par value of Telecom-Delaware; and (ii) each outstanding share of preferred stock designated as Redeemable Non-Voting Convertible Preferred Stock Series 1998-1 $.001 par value was converted into one share of Redeemable Non-Voting Convertible Preferred Stock Series 1998-1 $.001 par value. The conversion of shares of Telecom's common stock and Redeemable Non-Voting Convertible Preferred Stock Series 1998-1 occurred without an exchange of certificates.

     Simultaneously with Merger-One, effective June 15, 2000, Telecom-Delaware reorganized into a holding company form of organizational structure, whereby TCOM Corporation, a Delaware corporation ("TCOM") became the holding company. The new holding company organizational structure will allow TCOM to manage its entire organization more effectively and broadens the alternative for future financing.

     The holding company organizational structure was effected by a merger conducted pursuant to Section 251(g) of the General Corporation Law of Delaware ("Merger-Two"), which provides for the formation of a holding company structure without a vote of the stockholders of Telecom. In the Merger, TCOM Wireless Corporation, a Delaware corporation ("TCOM Wireless") merged with and into Telecom, with Telecom as the surviving corporation (the "Surviving Corporation"). Prior to Merger-Two, TCOM was a direct, wholly owned subsidiary of Telecom-Delaware, and TCOM-Wireless was a direct, wholly-owned subsidiary of TCOM and was organized for the purpose of implementing the holding company organizational structure. Pursuant to Merger-Two, (i) each outstanding share of common stock, $.001 par value per share of Telecom-Delaware was converted into one share of common stock, $.001 par value per share of TCOM; (ii) each outstanding share of Redeemable Non-Voting Convertible Preferred Stock Series 1998-1, $.001 par value per share of Telecom Delaware was converted into one share of Redeemable Non-Voting Convertible Preferred Stock Series 1998-1, $.001 par value per share of TCOM; (iii) all of the issued and outstanding shares of TCOM-Wireless were automatically converted into shares of the Surviving Corporation's common stock, and TCOM-Wireless' corporate existence ceased; and
(iv) all of the issued and outstanding shares of TCOM owned by Telecom-Delaware were cancelled. As a result of the Merger, Telecom-Delaware became a direct, wholly-owned subsidiary of TCOM. TCOM's common stock will trade on the OTC Bulletin Board under the ticker symbol "TCMV".

     The conversion of shares of Telecom-Delaware's common stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding common stock and Redeemable Non-Voting Convertible Preferred Stock Series 1998-1 of Telecom-Delaware are deemed to represent the same number of shares of common stock of TCOM until such certificates are submitted to TCOM's transfer agent for transfer. The change to the holding company structure was tax free for federal income tax purposes for stockholders.

     A copy of a press release issued by Telecom-Delaware further describing the transaction is attached hereto as Exhibit 99.1

     The company hereby incorporates by reference (i) the Agreement and Plan of Merger for Merger-One attached hereto as Exhibit 2.1; (ii) the Agreement and Plan of Merger for Merger-Two attached hereto as Exhibit 2.2; and the press release attached hereto as Exhibit 99.1, each made a part hereof into this Item 5.

ITEMS 1 THROUGH 4, 6, 8 AND 9

     Not applicable.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMAL FINANCIAL INFORMATION AND EXHIBITS

   Exhibit No.                Description
  -------------              --------------
       2.1 Agreement and Plan of Merger dated as of June 15, 2000 among Telecom Wireless Corporation, a Utah corporation and Telecom Wireless Corporation, a Delaware corporation.

       2.2 Agreement and Plan of Merger dated as of June 15, 2000 among Telecom Wireless Corporation, a
                 Delaware corporation, TCOM Corporation and TCOM
                 Wireless Corporation

       99.1      Press Release issued by Telecom Wireless Corporation on
                 June 16, 2000


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TELECOM WIRELESS CORPORATION


Date:                               By: /s/  Calvin D. Smiley
                                        -----------------------------------
                                        Calvin D. Smiley, President and CEO